Exhibit 99.2

Q3 2025 Conference Call October 28, 2025 Atomera Incorporated 1

Safe Harbor This presentation contains forward - looking statements concerning Atomera Incorporated (““Atomera,” the “Company,” “we,” “us,” and “our”). The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “woul d,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forwar d - looking statements. These forward - looking statements are subject to a number of risks, uncertainties and assumptions, including those disclosed in the section "Risk Factors" included in our Annual Report on Form 10 - K filed with the SEC on March 4, 2025 (the “Annual Report ”). In light of these risks, uncertainties and assumptions, the forward - looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward - looking statements. You should not rely upon forward - looking statements as predictions of future events. Although we believe that the expectations reflected in our forward - looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward - looking statements will be achieved or occur. This presentation contains only basic information concerning Atomera. The Company’s filings with the Securities Exchange Commission, including the Annual Report, include more information about factors that could affect the Company’s operating and financial results. We assume no obligation to update information contained in this presentation. Although this presentation m ay remain available on the Company's website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein. Atomera Incorporated 2

3 Strong, Growing and Defensible Patent Portfolio High Leverage IP Licensing Business Model Top Tier Management Team Transistor enhancement technology for the $600B semiconductor market Mears Silicon Technology (MST®) Quantum Engineered Materials

MST technology focus areas Atomera 4 MST for Advanced Nodes MST for RF - SOI MST for Power MST for DRAM

Revenue potential and timing MST starting wafers Easier integration, faster time to revenue • RFSOI, GaN , Next Gen DRAM, etc High volume potential products Longer integration, higher revenue potential • GAA Logic, DRAM, Power, Flash memory, etc. Breakthrough, enabling materials New disruptive technologies • Si28 for Quantum, Piezo, HBM Memory, etc. 5

Financial Review Atomera Incorporated 6

We collaborate with customers to improve their products, through integration of MST, so that both companies benefit financially Mission Statement Atomera Incorporated 7

Thank You Atomera Incorporated 8